Exhibit 23.4

Consent of King Kee Appraisal and Advisory Limited

We hereby consent to (i) references to our name, (ii) inclusion of information and data contained in our fairness opinion dated December 20, 2023, (iii) citation of the fairness opinion, and (iv) the filing of our fairness opinion as an annex and/or exhibit, in each case, in this Prospectus constituting a part of this Registration Statement on Form F-4. We further hereby consent to the filing of this letter as an exhibit to the Registration Statement with the SEC.

/s/ King Kee Appraisal and Advisory Limited

King Kee Appraisal and Advisory Limited

May 30, 2024